EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102808) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan A of our report dated April 17, 2003, with respect to the financial statements and schedules of the Hormel Foods Corporation Tax Deferred Investment Plan A included in this Annual Report (Form 11-K) for the year ended October 26, 2002.

                                                                                                        /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

April 17, 2003